JOLLEY MARKETING, INC. - COMMON STOCK
                             SUBSCRIPTION AGREEMENT

Investment

I  desire  to  purchase                                              shares  of
Jolley Marketing, Inc.  at  $0.10  per  share  for  a  total  of  $

MAKE CHECKS PAYABLE TO: ESCROW SPECIALISTS, JOLLEY MARKETING INC.,
ESCROW  ACCOUNT

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

Investor  1  (First,  Middle  I.,  Last):



Investor  2  (First,  Middle  I.  Last):




Registration  for  the  Investment  (how  the  investment  should  be  titled):



Check  one  of the following:

U.S.  Citizen

Resident  Alien

Foreign Resident; Country  ________

U.S. Citizen residing outside the  U.S.


Investor  Residence  Address  1:




Investor  Residence  Address  2:



City,                   State         ZIP  Code



Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name,
                                 -----
the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social  Security  Number

Taxpayer  Identification Number (if  applicable)

Form  of  Ownership  (Individual,  IRA,  Trust,  UGMA,  Pension  Plan,  etc.)


Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized  Signature of Investor 1     ________________________________________

Date:_____________________________________


Authorized  Signature of Investor 2     ________________________________________

Date:_____________________________________

--------------------------------------------------------------------------------

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____


                                             ___________________________________
                                             Authorized  Representative  of  the
                                             Company


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